UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2015

XCEL BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31553	76-0307819
(Commission File Number)	(IRS Employer Identification No.)
475 10th Avenue, 4th Floor, New York, NY (Address of Principal Executive Offices)	10018 (Zip Code)

(347) 727-2474

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 11, 2015 and effective as of December 2, 2015, Xcel Brands, Inc. (the “Company”) and Isaac Mizrahi (“Mizrahi”) entered into the First Amendment (the “Amendment”) to the Employment Agreement dated as of December 24, 2013 (the “Agreement”). Pursuant to the Amendment, the DRT Revenue Bonus was revised to provide that as long as Mizrahi makes at least 80% of the appearances for the Isaac Mizrahi LIVE Brand on QVC, Inc. (“QVC”) during any calendar year, beginning with the 2015 calendar year, Mizrahi shall be entitled to a bonus based on DRT Revenue (as defined below) until the bonus payable for such calendar year equals the maximum bonus of $1,000,000. The DRT Revenue Bonus for any calendar year shall be equal to (i) 7.5% of the aggregate DRT Revenue to up DRT Revenue based on annual gross sales plan given to the Company by QVC for each calendar year (the “QVC Sales Plan”) plus (ii) 15% of DRT Revenue based on sales in excess of the QVC Sales Plan. “DRT Revenue” for a calendar year means gross royalty revenue in excess of $8,000,000 from net retail sales under the Company’s agreement with QVC for such calendar year, as determined in accordance with U.S. generally accepted accounting principles.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
No. 10.1	First Amendment to Employment Agreement entered into with Isaac Mizrahi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XCEL BRANDS, INC.
(Registrant)

By:	/s/ Seth Burroughs
Name:	Seth Burroughs
Title:	Executive Vice President

Date: December 17, 2015